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                                                                 EXHIBIT 10.10.7





                         THE PULITZER PUBLISHING COMPANY


                  Supplemental Executive Benefit Pension Plan


                                  Plan Document















                                 March 18, 1986


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                         THE PULITZER PUBLISHING COMPANY

                   SUPPLEMENTAL EXECUTIVE BENEFIT PENSION PLAN




Effective January 1, 1986, The Pulitzer Publishing Company, a Missouri corporation, desiring to provide an income for certain of its executives after their retirement as well as pre- and post-retirement death benefits to the surviving spouses of such executives, hereby establishes this Supplemental Executive Benefit Pension Plan.

This Plan is for the benefit of only a select group of highly compensated and key management employees of the Company. The purpose of the Plan is to reward and retain key executive and to provide reasonable and equitable replacement of pre-retirement income during retirement, when compared to rank and file employees.


                                    ARTICLE I

                                   DEFINITIONS


A. "COMPANY" means The Pulitzer Publishing Company, its successor(s) and assign(s) and any corporation(s) into which or with which it may be liquidated, merged or consolidated. "PARENT COMPANY" refers to The Pulitzer Publishing Company alone, excluding its subsidiaries, and unless otherwise indicated, the unmodified term "Company" refers to the parent company and all of its subsidiaries, taken collectively.

B.       "BOARD" means the Board of Directors of the Parent Company.

C.       "EMPLOYEE" means any salaried person employed full time by the Company.

D. "PARTICIPANT" means an Employee who is eligible to participate in accordance with Article II and who has executed a Participation Agreement in the form attached hereto in Exhibit A.

E. "COMPENSATION" means, with respect to any calendar year, the annual amount of compensation from all Pulitzer sources, including overtime, bonuses, commissions, or similar payments. Compensation does not include any costs of this Plan, any amount contributed by the Company for the benefit of such Participant to any pension or profit-sharing plan (including the federal Social

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         Security program), any amount paid by the Company on behalf of such
         Participant for life, accident, health or medical insurance or for any other so-called "fringe benefits", or any reimbursement (directly or indirectly) of expenses, or any expense paid on behalf of such Participant. Compensation shall include any contribution by the employee under a salary reduction agreement to a plan which meets the requirements of Section 401(k) of the Internal Revenue Code.

F. "FINAL AVERAGE COMPENSATION" generally means the average of a Participant's annual Compensation over the three consecutive calendar years immediately preceding the date of determination. However, Compensation in the year of such determination shall be counted as one of the years in such three-year average, if counting such year would produce a higher Final Average Compensation. The date of determination shall be the actual date the Participant ceases employment with the Company.

G. "ACCRUED BENEFIT" AS OF A SPECIFIED DATE, with respect to a Participant, means an annual benefit equal to (1) - (2) - (3), as below:

         (1) 40% of Final Average Compensation as of such specified date multiplied by a ratio (not greater than 1.0), the numerator of which is the Participant's Years of Service and the denominator is twenty-five (25).

         (2) The applicable offset as of such specified date for vested accrued benefits payable under a qualified defined benefit pension plan maintained by the Company. The applicable offset shall be the actual vested accrued annual benefit amount, based on a benefit commencement date at normal retirement at age 65 under such qualified program. Further, such offset shall be determined based on the Life Only payment option if the Participant is not married as of the specified date or shall be based on the Joint and 50% Survivor payment option if the Participant is married as of the specified date. The actuarial equivalence factors used in providing such payment options for the offset shall be based on the actuarial conversion factors of the particular qualified plan.

         (3) The applicable offset as of such specified date for benefits under a qualified defined contribution plan maintained by the Company. Such applicable offset will be determined based on the accumulated vested account balance of the Participant derived from employer contributions (excluding salary reduction contributions under a 401(k) plan) and converted to an actuarial equivalent annual benefit commencing at age 65. Further, such offset shall be determined based on the life only payment option if the Participant is not married as of the specified date or shall be based on the joint and 50% survivor payment option if the Participant is married as of the specified date.

H. "YEARS OF SERVICE" means the period beginning with the date specified in the Participation Agreement and continuing thereafter until the Participant's date


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         of termination from employment with the Company. In the event that a
         Participant has a break in service, the Board of Directors shall determine Years of Service on a reasonable and consistent basis.

I. "ACTUARIAL EQUIVALENCE" shall be calculated based on the Participant's age at commencement of benefits, but not taking into account the sex of the Participant. The mortality and interest assumptions underlying the calculation of actuarial equivalence may be changed by the Company from time to time, but shall otherwise be the same for all similarly situated Participants at any given time.



                                   ARTICLE II

                               PLAN PARTICIPATION



A.       ELIGIBILITY TO PARTICIPATE IN THE PLAN

         Those executive employees selected from time to time by the Board of Directors shall be eligible to become Participants in accordance with the purposes of the Plan. As a condition of participation, each Participant so selected shall complete, execute and return to the Board a Participation Agreement in the form attached hereto as Exhibit A and comply with such further conditions as may be established by and in the sole discretion of the Board. The provisions of the signed Participation Agreement shall be final and shall supercede any provision of this Plan. Exhibit B attached hereto sets forth the list of Participants selected by the Board of Directors together with the date of Board approval.

B.       PERIODS OF NON-PARTICIPATION

         In the event that, subsequent to commencement of participation in the Plan, a Participant fails to maintain a position of employment in the Company which, in the sole discretion of the Board, qualifies for participation in the Plan, then such a Participant shall cease to accrue further benefits under the Plan and shall no longer participate hereunder. Service toward vesting requirements shall, however, continue to accrue during continued service. Such Participant, however, shall be entitled to receive his/her vested accrued benefit at the time and in the manner provided by this Plan, and shall be notified of such entitlement. If, at any further time, the former Participant again becomes, in the sole discretion of the Board, eligible to participate in the Plan, then such Participant's accrued benefit shall be calculated by aggregating all Years of Service.



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C.       VOLUNTARY PARTICIPATION

         Participation in this Plan shall be wholly voluntary and no employee shall be obligated to participate herein.


                                  ARTICLE III

                         RETIREMENT BENEFITS AND PAYMENT


A.       BENEFITS AT NORMAL RETIREMENT

         For purposes of this Plan, a Participant's Normal Retirement Date is the first of the month coincident with or next following the day on which the Participant attains age 65. This shall not be construed as establishing a mandatory retirement policy at age 65; however, it is intended, instead, to establish a date on or after which a Participant is entitled to normal retirement benefits. The amount of normal retirement benefit payable on the Participant's Normal Retirement Date shall equal the Accrued Benefit on that date and shall be payable in accordance with Section D herein.

B.       BENEFITS AT LATE RETIREMENT

         In the case of a Participant working beyond normal retirement, payment of benefits shall not commence until such Participant actually terminates employment with the Company. A participant's Late Retirement Date is the first of the month coincident with or next following the date the Participant actually terminates employment with the Company, such date being after his Normal Retirement Date. The amount of late retirement benefit payable on such Late Retirement Date shall equal the amount of Normal Retirement Benefit as of the Normal Retirement Date multiplied by a late retirement increase factor and shall be payable in accordance with Section D herein. "Late retirement increase factor" means the actuarial equivalence factor adjusting the value of the Normal Retirement Benefit commencing at normal retirement to the actual retirement date.

C.       BENEFITS AT EARLY RETIREMENT

         A Participant who has completed ten (10) Years of Service with the Company and has reached age 55 while employed by the Company may, with the consent of the Company, retire under this Plan before the Normal Retirement Date. The amount of such early retirement benefit shall be equal to a. multiplied by b. multiplied by c., as defined below:

         (a) the Accrued Benefit on the Early Retirement Date.

         (b) Is the Vested Percentage defined in Article V, Section A.


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         (c) An Early Retirement Reduction Factor which shall be equal to 1.0 minus 1/15 for each of the first five (5) years in which the Early Retirement Date precedes the Normal Retirement Date and 1/30 for each of the next five years. The Board, in its sole discretion, reserves the right to eliminate the early retirement reduction factor.

         A Participant's Early Retirement Date shall be the first of the month coincident with or following such Participant's termination of employment. Such early retirement benefit as defined herein shall be payable in accordance with the options set forth in Section D, herein.

D.       FORM OF PAYMENT

         The normal retirement benefits, early retirement benefits, and late retirement benefits defined herein shall be payable monthly during the life of the Participant. Such monthly benefit shall equal the annual benefit divided by twelve (12).

         Other options may be made available at the Board's discretion. The benefit amounts payable under other available payment options shall be actuarially equivalent to the "Life Only" form defined herein.


                                   ARTICLE IV

                         SURVIVING SPOUSE DEATH BENEFITS


A.       BENEFITS IN THE CASE OF DEATH OF A PARTICIPANT WHILE EMPLOYED

         If a Participant dies while employed by the Company and prior to the commencement of Plan retirement benefits, a surviving spouse death benefit of either (1) or (2) below, whichever is applicable, shall be payable to the Participant's surviving spouse, if any.

         (1) This section is applicable if the death of the Participant occurs on or after the date the Participant attains the age of fifty-five (55). In such case, the surviving spouse death benefit shall be payable monthly, commencing on the first of the month following or coincident with the Participant's date of death and shall be payable during the spouse's remaining lifetime. Such monthly spouse benefit shall equal the annual amount defined herein divided by twelve (12). The annual amount of the surviving spouse death benefits shall be equal to 50% of the Participant's Accrued Benefit as of the date of death multiplied by the Early Retirement Reduction Factor, defined in
                 Article III Section C(c), using the Participant's date of death as the Early Retirement Date for such factor.

         (2) This section is applicable if the death of the Participant occurs prior to the date the Participant attains the age of fifty-five (55). In such case, the surviving spouse death benefit shall be paid monthly, commencing on



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                 the first of the month following or coincident with the
                 Participant's date of death and shall be payable during the spouse's remaining lifetime, with a maximum of 120 monthly payments payable from this Plan. Such monthly spouse benefit shall equal the annual amount defined herein divided by twelve
                 (12). The annual amount of the surviving spouse death benefit shall equal 50% of the Participant's Accrued Benefit as of the date of death multiplied by the Early Retirement Reduction Factor, defined in Article III Section C(c), at the age of fifty-five (55).

         Surviving spouse, for purposes of this Plan, shall be the person to whom the Participant was legally married for a period of at least one year prior to the date of death.

B.       BENEFITS IN THE CASE OF DEATH OF A PARTICIPANT AFTER TERMINATION OF
         EMPLOYMENT

         If a Participant terminates employment with the Company and dies before commencement of benefits, no benefits are payable under this Plan.

C.       BENEFITS IN THE CASE OF DEATH OF A PARTICIPANT AFTER RETIREMENT

         If a Participant has retired under Article III and dies after benefits have commenced, a surviving spouse benefit is payable to the spouse at the time of benefit commencement, if any. The surviving spouse death benefit shall be paid monthly, commencing on the first of the month following or coincident with the Participant's date of death and shall be payable during the spouse's remaining lifetime. The amount of the monthly surviving spouse death benefit shall equal 50% of the monthly benefit that was being made to the Participant. However, in the event another available option was chosen at retirement pursuant to Article III, Section C, the amount of the surviving spouse death benefit shall be actuarially equivalent to the amount defined herein.


                                    ARTICLE V

                            TERMINATION OF EMPLOYMENT


A. Upon termination of employment (other than by death or retirement), a Participant shall be eligible to receive a percentage of his/her accrued benefit payable under the Plan, such percentage equal to the Participant's Vested Percentage. A Participant's Vested Percentage shall be taken from the table below, based on the Participant's completed Years of Service.

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            Years of Service                         Vested Percentage
            ----------------                         -----------------
                   10                                       50%
                   11                                       55%
                   12                                       60%
                   13                                       65%
                   14                                       70%

                   15                                       75%
                   16                                       80%
                   17                                       85%
                   18                                       90%
                   19                                       95%
               20 or more                                  100%


B. Benefits payable in accordance with this subsection shall commence at age 65. However, if the Participant otherwise satisfies the requirements for early retirement, he or she may receive benefits commencing on an Early Retirement Date, on the same basis of any other Participant retiring early.



                                   ARTICLE VI

        NON-COMPETITION PROVISIONS AND OTHER PROVISIONS AFFECTING PAYMENT



A. The right and eligibility of every Participant and each person who has or may derive rights hereunder to receive benefits through or from a Participant are expressly conditioned upon the Participant refraining and having refrained at all times, after beginning Participation in the Plan, during employment with the Company and for (3) three years after such employment ceases from competing with the Company. Competing with the Company shall include competitive employment, ownership in a Competitor, or the divulging of confidential information as defined below:

         (1) Competitive employment includes employment with, or rendering services to, a Competitor, or serving as a director of or consultant to a Competitor, in a capacity that is substantially related to the operations of the Competitor which give rise to its being a Competitor of the Company. Competitive employment shall also include any activity which results in, or is calculated to result in any substantial loss of business to the Com pany.

         (2) Ownership in a Competitor shall include the holding of any beneficial interest, direct or indirect. The mere ownership of a less than 1% debt and/or equity interest in a Competitor whose stock is publicly held, or a less than 5% debt and/or equity interest in a Competitor whose stock is not publicly held, shall not be considered ownership in a competitor.


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         (3)     Divulging of confidential information includes divulging any information concerning the Company which is or could be of aid or assistance to a Competitor in its competition with the Company. Divulging of confidential information includes, without limitation, the divulging, to any person or organization not specifically authorized by the Company to receive such information, any information concerning the Company's customers or the Company's processes and procedures, including its administrative procedures.

         (4) A Competitor is any organization or institution that offers any major service at the time offered by the Company, or any of its subsidiaries, and which conducts business in any location within 100 miles of any offices of the Company or any of its subsidiaries.

         (5) Failure to observe the requirements of this Article VI, Section A, may result in forfeiture of benefits.

B. Any Participant who is guilty of felonious theft from the Company, or embezzlement of Company funds, or any other felonious fraud or dishonesty in any dealings with the Company, or who has accepted any bribe, kick-back or other item of substantial value from any person as consideration for the taking or omission of any action on behalf of the Company which is not in the Company's best interest, may forfeit the right to receive benefits hereunder.

C.       (1)     Should the Company learn or have reason to believe that a
                 Participant has violated any of the foregoing conditions, it may propose to enforce its above rights, and may withhold the payment of all amounts which thereafter become payable to the Participant or the Participant's Beneficiary, estate or any other party whose rights are derived from the Participant, and shall give written notice of its knowledge or belief to the person(s) otherwise entitled to such payment(s). As expeditiously thereafter as is reasonably possible, the Company shall investigate the alleged violation and shall consider, under such rules of procedure as the Company shall deem reasonable, such evidence and/or testimony as the Company and/or the Participant and/or other person or persons receiving or otherwise entitled to receive the amounts in question may desire to submit in support of or in refutation of the alleged violation. The decision of the Company as to whether the Participant violated any of the foregoing conditions shall be final and conclusive. If the Company concludes that there has been a violation of any of the foregoing conditions, the right of such Participant and of each person claiming by, through or under the Participant, to receive any amount hereunder shall thereupon cease, and if any payment of any such amount had theretofore been made, the recipient thereof shall become indebted to the Company in an amount equal to the aggregate of all such payments theretofore received. The Company shall have the right, but shall not be obligated, to institute proceedings in a court of competent jurisdiction, in the name and on behalf of the Company, to recover the amount of such indebtedness, together with all costs (including reasonable attorneys' fees) incurred in effecting such recovery. If the Company concludes that there has not

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                 been a violation of any of the foregoing conditions, the
                 amounts so withheld or suspended shall be payable as though the Company had never instituted any proceedings or withheld or suspended any payments, without, however, any interest for the period during which such amounts were withheld or suspended.

             (2) The foregoing provisions of this Section authorizing the
                 Company to give notice of an alleged violation or possible violation of the above conditions shall not be interpreted as requiring the Company to take such action in each and every instance of a violation or suspected violation thereof, and in determining whether an attempt to enforce the forfeiture provisions of this Section shall be made, the Company may consider the possible economic damage it might suffer, the circumstances surrounding the discontinuance of the employment of the Participant with the Company and the quantum of proof which the Company may have of a violation of the aforesaid conditions.

             (3) The provisions of this Section shall in no way impair or derogate from the right or remedies which the Company may otherwise have under any employment contract or agreement with a Participant, or which the Company may have at law or in equity, to prevent the disclosure of trade secrets or to recover damages for the disclosure thereof or to prevent a Participant from engaging in competition with the Company or to recover damages therefor, or to recover any restitution properly owing the Company in the event a Participant has been guilty of any fraud, embezzlement, misapplication of funds or other illegal conduct.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

A.       OBLIGATION TO PAY BENEFITS HEREUNDER

         No trust fund, escrow account or other segregation of assets shall be established or made by the Company to guarantee, secure or assure the payment of any benefit hereunder. The Company's obligation to pay benefits pursuant to this Plan shall constitute only a general contractual liability of the Company to the Participants and other payees hereunder in accordance with the terms hereof. Payment of benefits by the Company hereunder shall be made only from the general funds of the Company and no Participant or any other potential payee of any amount hereunder shall have any interest in any particular asset of the Company by reason of the existence of this Plan. It shall be expressly understood and agreed by and between the Company and each Participant that the parties do not intend to create a trust fund or escrow account, or to segregate any assets of the Company in any fashion, and that the

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         amount payable hereunder shall be subject in all respects to claims of general creditors of the Company until actually paid over to the person(s) entitled to receive the same.

B.       OTHER PROVISIONS CONCERNING PAYMENT

         All amounts payable during the lifetime of a Participant shall be paid directly to the Participant unless applied for the Participant's benefit in accordance with Section E hereof. All amounts payable after the death of a Participant shall be payable to the Surviving spouse, pursuant to Article IV. However, in the event a payment form other than the Normal form is in effect, pursuant to Article IV, Section C, amounts payable after death shall be payable to the Beneficiary or Beneficiaries designated by such Participant in the manner provided in Section C hereof. All amounts payable, whether to a living person or to the estate of a deceased person, shall be paid net after the withholding of any Federal, state or local income, earnings and other taxes which might be required to be withheld from such payments, and the Company shall hold the payee of such net amounts harmless with respect to the amounts so withheld as against any claim by the taxing authorities in question that such amounts have not been properly and timely paid, remitted or otherwise applied against the tax liability which occasioned such withholding.

C.       DESIGNATION OF A BENEFICIARY

         Each Participant shall specifically designate, by name, on forms provided by the Company, the Beneficiary(ies) who shall receive any benefits which might be payable after his or her death. Such designation may be made at any time satisfactory to the Company. If a Participant has not designated a Beneficiary in the manner provided above, the Participant's estate shall be the Beneficiary. A designation of a Beneficiary may be changed or revoked without the consent of the Beneficiary at any time or from time to time in such manner as may be provided by the Company, and the Company shall have no duty to notify any person designated as a Beneficiary of any change in any such designation which might affect such person's present or future rights hereunder. If the designated Beneficiary does not survive the Participant, all amounts which would have been paid to such deceased Beneficiary shall be paid to the alternative or successor Beneficiary or Beneficiaries (if any) designated by the Participant or, if the Participant has not designated any alternative or successor Beneficiary, to the estate of the deceased Participant; but if a designated Beneficiary, having survived the Participant, dies before receiving the amount payable hereunder, the amount which such Beneficiary would have received had he survived the Participant shall be paid to the estate of such deceased Beneficiary unless a contrary direction was made by the Participant, in which event such direction shall control. Not more than five persons, or if a greater number, that number of persons as shall be necessary to permit the Participant to designate as simultaneous Beneficiaries any or all of the Participant's surviving children and spouse, may be named as simultaneous Beneficiaries of any Participant at any one time, and if two or more persons are to be

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        simultaneous beneficiaries, or if the Participant wishes to designate alternative, successor, or contingent Beneficiaries, the Participant shall specify the shares, terms and conditions upon which amounts shall be paid to such multiple, alternative, successor or contingent Beneficiaries, all of which must be satisfactory to the Company. Any payment under this Plan which may be made to a Beneficiary after the death of a Participant shall be made only to the person(s) designated pursuant to this section by the Participant who would otherwise have been paid benefits under the Plan.

D.      CLAIMS PROCEDURES

        In the event that any claim for benefits, which must initially be submitted in writing to the Board of Directors of the Company, is denied (in whole or in part) hereunder, the claimant shall receive from the Company notice in writing, written in a manner calculated to be understood by the claimant, setting forth the specific reasons for denial, with specific reference to pertinent provisions of this Agreement. The interpretations and construction hereof by the Board of Directors shall be binding and conclusive on all persons and for all purposes. Any disagreements about such interpretations and construction may be appealed within a reasonable period of time to the Board of Directors. No member of the Board of Directors shall be liable to any person for any action taken hereunder except those actions undertaken with lack of good faith.

E.      PAYEES PRESUMED COMPETENT

        Every person receiving or claiming amounts payable under this Plan shall be conclusively presumed to be mentally competent and of legal age until the Company receives a written notice, in form, manner and substance acceptable to it, that any such person is incompetent or is a minor or that a guardian or other person legally vested with the care of such person's estate has been appointed. In such case, payments shall be made to such appointed person on behalf of the recipient.

F.      NOTICE OF ADDRESS; LOST PAYEES

        (a) Every Participant shall file a notice of his or her post office address, and of the post office address and Social Security number of each beneficiary designated by him or her, and of each change of any such address in writing, with the Company. Any communication, statement or notice addressed to any such person at the latest post office address on file shall be binding upon such person for all purposes, and the Company shall not be obliged to search for or attempt to ascertain the whereabouts of any such person, except as hereinafter provided, and if a Participant fails or neglects to file such addresses, the Participant's address shall be presumed to be his or her last address on file in the personnel records of the Company, and in the case of a person whose rights accrued through or from a Participant, his or her last address shall be presumed to be in care

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                 of the last address of such Participant on file in the
                 personnel records of the Company.

         (b) If the Company is unable to locate any person entitled to receive a payment hereunder, or the estate of such person, if deceased and if, under this Plan, such person's estate is entitled to receive any amount hereunder, within two years after the same becomes payable, during which period the Company shall have made a reasonable search for such person and/or such person's estate, the right and interest of such payee in and to the amount payable shall terminate on the last day of such two-year period, and the amount so payable shall be payable to the estate of the Participant to whom such amount had originally been payable; provided, however, that if the estate of such Participant cannot be located within an additional two-year period, the unclaimed amount shall be forfeited. In its search for such payee, the Company shall mail a notice, postage prepaid, by U.S. registered or certified mail, return receipt requested and return postage guaranteed, to the last known address of such payee or (if the payee is not the Participant and if the address of the payee is not known or if the notice sent to such payee is returned unclaimed or addressee unknown) to such payee in care of the last known address of the Participant from whom such payee's rights are derived. If all notices sent as aforesaid are returned unclaimed or addressee unknown, the Company shall publish a notice in a newspaper having a general circulation in the same general area as the last known address of the payee, stating that the Company holds an amount of payment hereunder and giving such additional information as may be reasonably calculated to come to the notice of the parties having an interest herein. Such actions shall constitute a reasonable search for such payee; provided, however, that the Company shall never be required to expend in such search an amount greater than the amount payable hereunder, and all amounts so expended shall be charged against the amounts held for payment.

G.       NO LIABILITY FOR PARTICIPANT'S DEBTS (OTHER THAN INDEBTEDNESS TO THE
         COMPANY

         If at the time any benefit becomes payable hereunder and there is any indebtedness due the Company from the payee thereof, the Company (without being obligated to do so) may direct that some or all of the amount payable to such party be applied against such indebtedness (including any interest properly payable on such indebtedness) and only the unapplied balance shall be paid to the party otherwise entitled to receive such payment. Except to the extent amounts otherwise payable are applied against indebtedness of the Participant or beneficiary to the Company in accordance with the foregoing authority, this Plan and the amounts payable hereunder shall not in any manner be liable for or subject to the debts or liabilities of any payee, and no amount payable hereunder shall at any time or in any manner be subject to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance of any kind, whether to the Company or to any other party whomsoever, and whether with or without consideration. If any payee shall attempt to, or shall, anticipate, alienate, sell, transfer, assign, pledge or otherwise encumber any amounts payable hereunder or any part thereof, or if by reason of bankruptcy or other event, such amounts would at any time be received or enjoyed by persons other than such payee, except as otherwise permitted by this Plan, the Company in its sole discretion may terminate such person's interest in any such amounts and hold or apply such amounts to or for the use of such person, or such person's spouse, children or other dependents, or any of them, as the company may determine.

H.       ADMINISTRATION

         This Plan shall be administered by the Company, by its officers thereunto duly authorized or by the Executive Committee of the Board of Directors, who shall have full power and authority to do all things necessary or appropriate to the proper administration hereof. Such power and authority shall include, without limiting the generality of the foregoing, full power and authority to construe the Plan and the Participation Agreement and to determine all questions which may arise thereunder relating to the administration of the Plan and said agreement, including questions relating to the status and rights of Participants, beneficiaries and other persons hereunder. If the administrator(s) deem any language of this Plan or said Agreement so ambiguous or unclear that its reasonable meaning or application cannot be determined, they may, if they so desire and in their sole discretion, submit such language to the Executive Committee with a request that the Executive Committee adopt a resolution interpreting such language or establishing rules for its application, and any resolution by the Executive Committee shall be binding on any such parties interested in the Plan. If the administrator(s) so desire, they may (but need not) submit such language to counsel for interpretation prior to requesting action by the Executive Committee. Unless the Executive Committee has adopted a particular interpretation of any language of this Plan or the Participation Agreement, or has established rules for its application, any decision of, or action taken by, the administrator(s) shall be final and binding upon all parties. Any rules adopted by the Company or the Executive Committee shall be administered uniformly and applied with equal effectiveness and in a nondiscriminatory manner to all persons similarly situated.

I.       NEGATION OF EMPLOYMENT CONTRACT

         This Plan is intended to, and does, relate exclusively to benefits payable after termination of employment, and does not create an employment contract. Nothing contained herein shall be deemed (a) to give a Participant the right to be retained in the employ of the Company; (b) to interfere with the right of the Company to discharge a Participant at any time; (c) to give the Company the right to require a Participant to remain in its employ; or (d) to interfere with the right of a Participant to terminate employment at any time.

                                   ARTICLE VII

                     MODIFICATION, AMENDMENT OR TERMINATION





A. The Company reserves the absolute right to modify or amend this Plan in whole or in part, at any time and from time to time, effective as of any specified prior, current or future date, by action of the Board; provided, however, that except as expressly stated herein the Company shall have no power to modify or amend the Plan in any manner which would reduce any vested benefit accrued or then payable to Participants or others hereunder, unless such action is necessary to prevent this Plan from being subject to any provision of Title I, Subtitle B, Parts 2, 3 or 4 of the Employee Retirement Income Security Act of 1974.

B. The Company also reserves the right to terminate this Plan, in whole or in part, voluntarily as of any specified current or future date by action of its Board. However, it is the express intent of the Company to maintain this Executive Plan, irrespective of any mergers, consolidations, reorganizations or takeovers. In the event of Plan termination, all Accrued Benefits of Participants shall immediately vest 100%, regardless of the Years of Service of such Participants, and such Accrued Benefits shall be payable under the same provisions as the terminated Plan.

C. In any instance in which the Company, in its sole and uncontrolled discretion, believes such action to be in the best interest of the party entitled to receive any payment provided by this Plan, or to be in the best interests of the Company (such as to eliminate small account balances or to avoid the administrative inconvenience and expense which might be incurred if relatively small amounts were to be paid to multiple recipients over lengthy periods of time), amounts payable in installments pursuant to the provisions of this Plan may be paid in a single lump sum, the amount of which shall the actuarially determined committed present value of the total amount of benefits payable. It is intended by this paragraph to vest the Company with full discretion to administer this Plan and to determine when and under what circumstances deviations which accelerate the normal method of payments of benefits are necessary, desirable or appropriate, and the Company shall have full plenary power to authorize such deviations as regards each payee separately, notwithstanding that one or more persons may be payees of benefits relating to the same Participant. The Company will normally consider the wishes of any payee who might request a deviation from the normal method of payment, but shall not be obligated to honor any request for deviation. In any case, any payment method which deviates from the norm shall be the actuarial equivalent of the normal method of payment as specified in Article III, Section C.

D. In the event of the death of a Participant or any beneficiary designated by him or her, the Company need not make any payment provided for by this Plan until it shall have received proof satisfactory to it of such death and of the identity, existence and location of the party thereafter entitled to receive payments under this Plan.

E. In making any payment or taking any action under this Plan, the Company shall be absolutely protected in relying upon any finding or statement of facts believed by it to be true, and on any written instrument believed by it to have been signed by the proper party.

F. A Participant who becomes a part-time Employee or Consultant of the Company after commencement of benefits under this Plan shall be considered as having retired for purposes of Article III.

G. This Plan and all Participation Agreements entered into hereunder shall be construed and enforced under and in accordance with the laws of the State of Missouri.

H. All actuarial matters hereunder shall be decided by an actuary selected by the Company in its sole discretion.

IN WITNESS WHEREOF, The Pulitzer Publishing Company has caused this Plan to be executed, and its corporate seal to be hereunto affixed, by its officers thereunto duly authorized this 20th day of June, 1986 , effective as of January 1, 1986.

                                   THE PULITZER PUBLISHING COMPANY

                                   By /s/ RONALD H. RIDGWAY
                                      ---------------------------------
                                       Senior Vice-President - Finance


(Seal) Attest




/S/ JAMES V. MALONEY
--------------------
     Secretary

                                                                       EXHIBIT A


                         THE PULITZER PUBLISHING COMPANY
                   SUPPLEMENTAL EXECUTIVE BENEFIT PENSION PLAN

                                     Between

                                (The Participant)

                                       and

                         The Pulitzer Publishing Company
                                  (The Company)

   I. In recognition of valuable services rendered and to be rendered to the Company by the Participant, and as partial consideration for those services, The Pulitzer Publishing Company and the Participant hereby agree that, subject to any conditions herein, the Participant shall be a Participant in The Pulitzer Publishing Company Supplemental Executive Benefit Pension Plan ("the Plan"), and shall enjoy all benefits due to the Participant under the terms of the Plan and this agreement.

          The Participant and the Company each agree to be bound by the terms and conditions of the Plan as modified herein.

 II. It is agreed that the Participant shall begin active participation in the Plan on or as of January 1, 1986. The Participant shall participate according to Article II while employed by the Company, subject to the Company's right to terminate or amend the Plan in accordance with Article VII of the Plan. Thereafter, the Participant shall continue to be an active Participant until such time as all benefits payable under the Plan with respect to the Participant have been paid.

III. This Agreement is not an agreement by either party to continue the employment of the Participant by the Company. The Company reserves the right to terminate such employment at any time and for any reason that it could otherwise lawfully terminate such employment. The Participant reserves the right to terminate employment with the Company at any time for any reason that the Participant could otherwise lawfully do so.

 IV. For purposes of determining Years of Service under this Supplemental Plan, pursuant to Article I, Section H, and Article, Section A, the date such Years of Service shall first be counted is defined to be
          _________.

  V.              Name of Spouse                        Address and
                    (if any)                       Social Security Number
                    --------                       ----------------------

          _______________________________      _________________________________

                                               _________________________________

                                               S.S. No._________________________

 VI. The Participant designates the following person or persons as primary beneficiary or beneficiaries to receive any benefits payable after the death of the Participant:

                                                                       EXHIBIT A

                                                                     (Continued)

 IX. The Officer of the Company who signs this Participation Agreement on behalf of the Company affirms that:

         1.     He or she is an officer of The Pulitzer Publishing Company.


         2. He or she has been properly authorized by the Board of Directors to execute this Participation Agreement on behalf of the Company.

         3. The Participant named herein has properly been selected for participation in accordance with the Plan.

   In the event that any of the above affirmations are untrue, the Company shall not be deemed a party to this Agreement and shall have no liability or responsibility arising out of this Agreement to any person.

   Executed by:

                                    THE PULITZER PUBLISHING COMPANY

                                    By:_________________________________________

                                    Title:______________________________________

                                    Date:_______________________________________

   and:

                                    The Participant:


                                    ____________________________________________


                                    Date:_______________________________________

                                                                       EXHIBIT A

                                                                     (Continued)

Primary Beneficiary(ies)
------------------------


                                     Share                                  Address and
          Name                        (%)         Relationship        Social Security Number
          ----                       -----        ------------        ----------------------

___________________________          _____        ____________        ______________________

                                                                      ______________________

                                                                      S.S. No.______________

___________________________          _____        ____________        ______________________

                                                                      ______________________

                                                                      S.S. No.______________


 The Participant designates the following person or persons as successor beneficiary or beneficiaries to receive benefits payable after the death of the Participant and the primary beneficiaries:

Successor Beneficiary(ies)
--------------------------


                                     Share                                  Address and
          Name                        (%)         Relationship        Social Security Number
          ----                       -----        ------------        ----------------------

___________________________          _____        ____________        ______________________

                                                                      ______________________

                                                                      S.S. No.______________

___________________________          _____        ____________        ______________________

                                                                      ______________________

                                                                      S.S. No.______________

 The Participant may change the designation of beneficiaries at any time.

 VII. The Participant has read this Participation Agreement and the Plan and is aware of and accepts the terms of each. In particular, the Participant understands that the benefits of the Plan are unsecured contractual obligations, and the Company has no obligation whatsoever to set aside funds in advance for the payment of benefits under the Plan.

VIII.     The Participant agrees to refrain from competition as provided for in
          Article VI of the Plan as a condition of receiving benefits hereunder.